Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Previews 2016 Operating Results

Nashville, Tenn., January 9, 2017 – HCA Holdings, Inc. (NYSE: HCA) today announced it expects Income before income taxes to be approximately $4.5 billion and Adjusted EBITDA to be approximately $8.2 billion for the year ended December 31, 2016. The Company anticipates reporting fourth quarter 2016 results of operations and guidance for 2017 on January 31, 2017. A table reconciling Income before income taxes to Adjusted EBITDA is included in this release.

Same facility admissions for the fourth quarter of 2016 are expected to increase approximately 1.6 percent, same facility equivalent admissions are expected to increase approximately 1.5 percent and same facility emergency room visits are expected to increase approximately 1.6 percent from the prior year’s fourth quarter.

The Company is scheduled to present Monday, January 9, 2017 at 8:00 am (PST) at the J.P. Morgan Healthcare Conference being held at the Westin St. Francis Hotel in San Francisco, CA. A link to the live audio webcast is available and copies of the related presentation materials will be available at the Investor Relations section of the Company’s website, www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical or current facts and are subject to finalization of the Company’s fourth quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education

Reconciliation Act (collectively, the “Health Reform Law”), including the effects of any repeal of, or changes to, the Health Reform Law, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011 (the “BCA”), and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence and effects related to infectious diseases; (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology, and (23) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2015 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Supplemental Non-GAAP Disclosures

2016 Operating Results Forecast

(Dollars in millions)

For the Year Ended
December 31, 2016
Income before income taxes	$4,500
Gains on sales of facilities	(25)
Losses on retirement of debt	5
Legal claim costs	45

Income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs (a)	4,525
Depreciation and amortization	1,965
Interest expense	1,710

Adjusted EBITDA (a)	$8,200

The Company’s forecasted operating results are based on current expectations and are subject to finalization of the Company’s fourth quarter financial and accounting procedures.

(a)	Income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA as primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and GAAP income before income taxes) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. Gains on sales of facilities, losses on retirement of debt and legal claim costs are very difficult to predict, can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to income before income taxes or net income attributable to HCA Holdings, Inc., as a measure of operating performance, or cash flows from operating, investing and financing activities, as a measure of liquidity. Because income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, income before income taxes, excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.